SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                 HLM Design, Inc.
                                 ----------------
             (Exact name of registrant as specified in its charter)



Delaware                                    56-2018819
---------------------------------------     -----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


121 West Trade Street, Suite 2950
Charlotte, North Carolina                                     28202
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(Address of principal executive offices)                      (zip code)


If this form relates to the              If this form relates to the
registration of a class of               registration of the of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is effective
pursuant to General Instruction A.(c),   pursuant to General Instruction A.(d),
check the following box ( X )            check the following box ( )


Securities Act registration statement file number to which this form relates:
333-40617

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
      to be so registered                      each class is to be registered
-----------------------------------            ---------------------------------
            None                                             None

Securities to be registered pursuant to Section 12(g) of the Act:

                          $.001 par value Common Stock
                          ----------------------------
                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered

                  A description of the Registrant's Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Preliminary Prospectus dated April 28, 1998 in the form filed pursuant to Rule 430 of the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on April 28, 1998 (the "Preliminary Prospectus"), which is incorporated herein by reference. The Preliminary Prospectus forms a part of Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (No. 333-40617), originally filed with the Commission on November 20, 1997 (as amended to date, the "Registration Statement').

Item 2.           Exhibits.

         3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         3.2      Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registration Statement).

         4.1 Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         4.2 Form of the Registrant's Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement).

         4.3 Registration Rights Agreement dated as of May 30, 1997 by and among HLM Design, Inc., Pacific Capital, L.P. and Equitas, L.P. (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         4.4 Registration Rights Agreement dated as of September 10, 1997 by and among HLM Design, Inc. and Berthel Fisher & Company Leasing, Inc., (incorporated by reference to Exhibit 4.4 to the Registration Statement).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 1998                 HLM DESIGN, INC.


                                     By: /s/ Vernon B. Brannon
                                     Vernon B. Brannon, Senior Vice President